Exhibit 99.1

Revlon Reports First Quarter 2003 Results; U.S. Color Cosmetics Market Share Strengthens Versus Year-Ago; Progress Against Growth Plan
Remains On Track

    NEW YORK--(BUSINESS WIRE)--April 24, 2003--Revlon, Inc. (NYSE:
REV) today announced results for the first quarter ended March 31, 2003.
    The Company indicated that steady progress continues to be made against its comprehensive growth plan, including solid growth in sales and continued improvements in marketplace performance. For the quarter, the Company again registered color cosmetics market share growth versus year-ago, with both the Revlon and Almay brands posting share increases.
    Commenting on the quarter, Revlon President and Chief Executive Officer Jack Stahl stated, "The first quarter marked another period of solid progress for Revlon. As we continue to implement our growth plan, we are maintaining the critical traction in the marketplace that we established in the back half of last year, building on an intensifying focus on our brands, our customers and our people. Our growth plan remains on track, and we are confident in our ability to execute effectively to drive improved results as we move forward."
    The Company's growth plan involves increasing the effectiveness of its advertising and promotional spending, increasing the effectiveness of its in-store wall displays, discontinuing select products and adjusting prices on several others, further strengthening the new product development process, and investing in training and development for its people. During the quarter, Revlon indicated that it incurred expenses (excluding brand support expenses or any training and development costs) of approximately $11 million associated with implementing its growth plan. The Company further indicated that it continues to expect its growth plan and related actions will result in charges of up to $160 million, $115 million of which has been recognized to date.
    As previously disclosed, on February 5, 2003, Revlon entered into an investment agreement with MacAndrews & Forbes, including a $100 million term loan from MacAndrews & Forbes, a $50 million rights offering that MacAndrews & Forbes will back, and a $40 million line of credit from MacAndrews & Forbes for 2003 that increases to $65 million in 2004.
    In connection with the SEC's new Regulation G, which recently became effective, the Company will only be presenting its financial results on a GAAP basis and will not be also presenting its financial results on an ongoing operations basis, which is a non-GAAP measure previously reported by the Company. Revlon will continue to report Adjusted EBITDA(1), which the Company defines as net earnings before interest, taxes, depreciation, amortization, gains/losses on foreign currency transactions, gains/losses on the sale of assets, and miscellaneous expenses. The Company indicated that Adjusted EBITDA is a non-GAAP measure most directly comparable to cash flow from operating activities and net earnings/loss, depending upon its use. The Company's definition of Adjusted EBITDA, which is discussed in more detail in the footnotes of this release and which is reconciled to its most directly comparable GAAP measures in the accompanying financial tables, may differ from that of other companies.
    The Company will host a conference call with members of the investment community on April 24, 2003 at 9:00 AM EST to discuss the results of the first quarter. Access to the call is available to the public at www.revloninc.com.

    First Quarter Results

    Net sales in the first quarter of 2003 advanced 6% to $292 million, compared with net sales of $275 million in the first quarter of 2002. The increase in sales was driven by growth in both North America and International, despite provisions for higher returns and allowances associated with implementing the Company's growth plan.
    In North America, net sales grew 4% to $205 million, versus $196 million in the first quarter of 2002, primarily driven by strong growth in color cosmetics and, to a lesser extent, hair color, partially offset by lower sales from implements and anti-perspirants/deodorants. In International, net sales grew 10%, reflecting growth in the U.K., South Africa, and certain markets in the Far East, as well as the benefit of favorable foreign currency translation, partially offset by softness in Brazil and Mexico. Excluding the favorable impact of foreign currency translation, International net sales advanced 5% for the quarter.
    Operating loss in the quarter was $4.2 million, versus an operating loss of $4.3 million in the first quarter of 2002. This performance primarily reflected the benefit of the sales growth, the absence of executive severance in the current quarter, and significantly lower restructuring expenses. These factors were almost entirely offset by higher brand support for both North America and International, as well as charges in the current quarter of approximately $11 million associated with implementing the Company's growth plan (excluding brand support expenses or any training and development costs), and higher general and administrative expenses.
    Operating loss in the current quarter included $0.5 million of restructuring expenses and $0.2 million of additional consolidation costs, while operating loss in the first quarter of 2002 included expenses totaling $11.3 million, reflecting $6.5 million of executive severance, $4.0 million of restructuring expenses, and $0.8 million of additional consolidation costs.
    Adjusted EBITDA in the first quarter was $23.4 million, compared with Adjusted EBITDA of $19.1 million in the first quarter of 2002. Adjusted EBITDA in the current quarter included $0.5 million of restructuring expenses, while Adjusted EBITDA in the first quarter of 2002 included expenses totaling approximately $11 million for executive severance, restructuring expenses, and additional consolidation costs.
    Net loss in the first quarter was $48.7 million, or $0.93 per diluted share, compared with a net loss of $46.1 million, or $0.88 per diluted share, in the first quarter of 2002. Cash flow used for operating activities in the first quarter of 2003 was $60.5 million, compared with cash flow used for operating activities of $41.7 million in the first quarter of 2002.

    Market Share Results(2):

    In terms of U.S. marketplace performance, according to ACNielsen, the Company gained market share in color cosmetics in the quarter, from 22.4% in the first quarter last year to 23.2% in the first quarter 2003, with both the Revlon brand and the Almay brand contributing to the share growth. Specifically, market share for the Revlon brand advanced 1.1 share points to 17.2% for the quarter, and Almay market share grew 0.2 share points to 5.9%.
    According to ACNielsen, the color cosmetics category declined approximately 6% in the quarter, while the Company's color cosmetics consumption in this measured channel declined 2.6%, driven primarily by reduced distribution for the Ultima brand. The Company indicated that its Revlon brand registered a modest increase in consumption for the quarter.
    In other categories, the Company gained share in hair color and anti-perspirants/deodorants, while market share declined for skin care and implements.

    About Revlon

    Revlon is a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's vision is to become the world's most dynamic leader in global beauty and skin care. A web site featuring current product and promotional information can be reached at www.Revlon.com and www.Almay.com. The Company's brands, which are sold worldwide, include Revlon(R), Almay(R), Ultima(R), Charlie(R), Flex(R), and Mitchum(R).

    Footnotes to Press Release

    (1) Adjusted EBITDA is defined as net earnings before interest, taxes, depreciation, amortization, gains/losses on foreign currency transactions, gains/losses on the sale of assets, and miscellaneous expenses. Adjusted EBITDA is a non-GAAP financial measure. The Company believes that Adjusted EBITDA is a financial metric to assist the Company and investors in assessing its performance and its ability to meet its cash requirements. Adjusted EBITDA should not be considered in isolation, as a substitute for net income/(loss) or cash flow from operating activities prepared in accordance with GAAP. Adjusted EBITDA does not take into account our debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses. EBITDA is defined differently for our credit agreement. Furthermore, other companies may define EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be comparable to EBITDA of other companies.
    In the accompanying tables, Adjusted EBITDA is reconciled to both cash flow from operating activities and net loss, which are the most directly comparable GAAP cash flow and performance measures, respectively.

    (2) All market share and consumption data is U.S. mass-market dollar volume according to ACNielsen (an independent research entity). ACNielsen data is an aggregate of the drug channel, Kmart, Target and Food and Combo stores, and excludes Wal-Mart and remaining mass volume retailers. This data represents approximately 60%-65% of the Company's U.S. mass-market volume. All Revlon brand share and consumption data excludes StreetWear.

    Forward-Looking Statements

    Statements in this press release which are not historical facts, including statements about the Company's plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward looking statements include, without limitation, the Company's expectations and estimates about future events, including the Company's expectations regarding its incurring charges over the 2002 to 2004 period of up to $160 million as a result of the Company's growth plan and related actions, its ability to execute effectively to drive improved results as we move forward and carrying out the $50 million rights offering. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K (which may be viewed on the SEC's website at http://www.sec.gov or on the Company's website at http://www.revloninc.com), as well as reasons including increased costs and expenses in connection with the growth plan and related actions and difficulties, delays in or the inability of the Company to execute effectively to drive improved results or consummate the rights offering. Factors other than those listed above could cause the Company's results to differ materially from expected results.

                     REVLON, INC. AND SUBSIDIARIES
            CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
             (dollars in millions, except per share data)



                                                 Three Months Ended
                                                      March 31,
                                              ------------------------
                                                  2003          2002
                                              -----------   ----------
                                                      (Unaudited)

Net sales                                      $   292.0    $   275.4
Cost of sales                                      111.5        109.0
                                               ---------    ---------
 Gross profit                                      180.5        166.4
Selling, general and administrative
 expenses                                          184.2        166.7
Restructuring costs                                  0.5          4.0
                                               ---------    ---------

 Operating loss                                     (4.2)        (4.3)
                                               ---------    ---------

Other expenses (income):
 Interest expense                                   41.4         39.2
 Interest income                                    (0.5)        (0.5)
 Amortization of debt issuance costs                 2.0          1.9
 Foreign currency losses (gains), net                0.3         (0.6)
 Miscellaneous, net                                  0.4          1.7
                                               ---------    ---------
  Other expenses, net                               43.6         41.7
                                               ---------    ---------

Loss before income taxes                           (47.8)       (46.0)

Provision for income taxes                           0.9          0.1
                                               ---------    ---------

Net loss                                       $   (48.7)   $   (46.1)
                                               =========    =========


Basic and diluted net loss per common
 share                                         $   (0.93)   $   (0.88)
                                               =========    =========

Weighted average number of common shares
 outstanding:
 Basic and diluted                            52,199,468   52,199,468
                                              ==========   ==========


                     REVLON, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED BALANCE SHEETS
                         (dollars in millions)

                                               March 31,  December 31,
             ASSETS                              2003        2002
                                               ---------   ---------
                                              (Unaudited)
Current assets:
 Cash and cash equivalents                     $    34.8    $    85.8
 Trade receivables, net                            200.5        212.3
 Inventories                                       151.6        128.1
 Prepaid expenses and other                         51.1         39.6
                                               ---------    ---------
   Total current assets                            438.0        465.8
Property, plant and equipment, net                 130.4        133.4
Other assets                                       163.4        154.4
Goodwill, net                                      185.9        185.9
                                               ---------    ---------
   Total assets                                $   917.7    $   939.5
                                               =========    =========

  LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
 Short-term borrowings - third parties         $    26.9    $    25.0
 Accounts payable                                  113.3         92.9
 Accrued expenses and other                        382.0        392.3
                                               ---------    ---------
  Total current liabilities                        522.2        510.2
Long-term debt                                   1,764.6      1,750.1
Other long-term liabilities                        318.6        320.0
Total stockholders' deficiency                  (1,687.7)    (1,640.8)
                                               ---------    ---------
  Total liabilities and stockholders'
   deficiency                                  $   917.7    $   939.5
                                               =========    =========

                     REVLON, INC. AND SUBSIDIARIES
               UNAUDITED ADJUSTED EBITDA RECONCILIATION
                         (dollars in millions)



                                                   Three Months Ended
                                                        March 31,
                                                  --------------------
                                                     2003      2002
                                                  --------- ---------
                                                      (Unaudited)
Reconciliation to cash flows from operating
activities:
-------------------------------------------

Net cash used for operating activities         $   (60.5)   $   (41.7)

Changes in assets and liabilities, net of
 acquisitions and dispositions                      42.1         22.5
Interest expense, net                               40.2         38.1
Foreign currency losses (gains), net                 0.3         (0.6)
Miscellaneous, net                                   0.4          0.7
Provision for income taxes                           0.9          0.1

                                               ---------    ---------
Adjusted EBITDA                                $    23.4    $    19.1
                                               =========    =========

Reconciliation to net loss:
---------------------------

Net loss                                       $   (48.7)   $   (46.1)

Interest expense, net                               40.9         38.7
Amortization of debt issuance costs                  2.0          1.9
Foreign currency losses (gains), net                 0.3         (0.6)
Miscellaneous, net                                   0.4          1.7
Provision for income taxes                           0.9          0.1
Depreciation and amortization                       27.6         23.4

                                               ---------    ---------
Adjusted EBITDA                                $    23.4    $    19.1
                                               =========    =========

    CONTACT: Revlon
             Investor Relations:
             Maria A. Sceppaguercio, 212/527-5230
                 or
             Media:
             Catherine Fisher, 212/527-5727